Exhibit 10.3

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of August 13, 2021 (the “Sixth Amendment Effective Date”), is entered into among RECRO PHARMA, INC., a Pennsylvania corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES III ACQUISITION LP, as Administrative Agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 17, 2017 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to provide for certain modifications of the terms as set forth below; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Credit Agreement referred to herein, in each case, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Amendments to Credit Agreement.

a.
The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“IRISYS Acquisition” means the Acquisition by the Borrower of all of the Equity Interests of IRISYS, LLC, a California limited liability company, on the Sixth Amendment Effective Date, pursuant to that certain Unit Purchase Agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrower, as the purchaser, IRISYS, LLC, as the target, and IRISYS, INC., Continent Pharmaceuticals U.S., Inc., and EPS Americas Corp., collectively, as the sellers.

“IRISYS Seller Note” means that certain Subordinated Promissory Note, dated as of the Sixth Amendment Effective Date, by and among the Borrower and IRISYS, INC., in an original principal amount of $6,116,672.72.

“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement, dated as of the Sixth Amendment Effective Date, by and among the Loan Parties, the Lenders and the Administrative Agent.

“Sixth Amendment Effective Date” means August 13, 2021.

“Sixth Amendment Fee Letter” means that certain letter agreement dated as of the Sixth Amendment Effective Date by and between the Borrower and the Administrative Agent.

b.
The definition of “Agreement” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended or otherwise modified from time to time (including as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment).

c.
The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, each Note, the Fee Letter, the First Amendment Fee Letter, the Fourth Amendment Fee Letter, the Sixth Amendment Fee Letter, the Disclosure Letter, the Second Amendment Disclosure Letter, the Third Amendment Disclosure Letter, each Joinder Agreement, each Collateral Document and any other agreement, instrument or document designated by its terms as a “Loan Document”, excluding, for the avoidance of doubt, the Warrants.

d.
The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Maturity Date” means December 31, 2023; provided, that, if such date is not a Business Day, the Maturity Date shall be the first Business Day immediately preceding such date.

e.
The definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Permitted Acquisition” means (a) the IRISYS Acquisition, and (b) an Investment consisting of an Acquisition by a Loan Party; provided, that, (i) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Borrower and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (ii) no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, (iii) the Administrative Agent shall have received all items in respect of the Equity Interests or property acquired in such Acquisition as and when required to be delivered by the terms of Section 7.12 and/or Section 7.14, (iv) such Acquisition shall not be a “hostile” acquisition and shall have been approved by the Board of Directors and/or the shareholders (or equivalent) of the applicable Loan Party and the target of such Acquisition, (v) the Borrower shall have delivered to the Administrative Agent pro forma financial statements for the Borrower and its Subsidiaries after giving effect to such Acquisition for the twelve month period ending as of the most recent fiscal quarter end in a form reasonably satisfactory to the Administrative Agent, (vi) the Borrower shall have demonstrated to the reasonable satisfaction of the Administrative Agent that, after giving effect to such Acquisition on a Pro Forma Basis, the Loan Parties are in compliance with the covenants set forth in Section 8.16, (vii) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to

Material Adverse Effect) at and as if made as of the date of such Acquisition (assuming for such purposes that such Acquisition has been consummated), except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (viii) the aggregate consideration (including any Earn Out Obligations) paid (or payable, as the case may be) in cash by the Borrower and its Subsidiaries shall not exceed an aggregate amount equal to $40,000,000 for all such Acquisitions made in reliance on this clause (b) during the term of this Agreement.

f.
Section 8.03(l) of the Credit Agreement is amended and restated in its entirety to read as follows:

(l) (i) Indebtedness constituting Earn Out Obligations or obligations in respect of working capital adjustment requirements under the agreements used to consummate a Permitted Acquisition or other Investment permitted under Section 8.02 (other than by reference to this Section 8.03 (or any sub-clause hereof)), and (ii) Indebtedness incurred pursuant to the IRISYS Seller Note, so long as (A) the aggregate principal amount of such Indebtedness does not exceed $6,116,672.72, (B) such Indebtedness is unsecured and does not mature prior to the ninety-first (91st) day after the Maturity Date, (C) such Indebtedness is subordinated to the Obligations at all times on terms and conditions that are reasonably satisfactory to the Administrative Agent on the Sixth Amendment Effective Date;

2. Conditions Precedent to Effectiveness. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)
receipt by the Administrative Agent of counterparts of (i) this Agreement duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent and (ii) the Sixth Amendment Fee Letter duly executed by the Borrower and the Administrative Agent;

(b)
receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower (i) certifying that the IRISYS Acquisition has been consummated (or shall be consummated contemporaneously with the closing of this Agreement) in accordance with the terms of that certain Unit Purchase Agreement, dated as of the Sixth Amendment Effective Date, by and among the Borrower, as the purchaser, IRISYS, LLC, as the target, and IRISYS, INC., Continent Pharmaceuticals U.S., Inc., and EPS Americas Corp., collectively, as the sellers, a true correct copy of which is attached to such certificate together with all other material agreements entered into in connection therewith (including any schedules and exhibits thereto), and (ii) attaching a true, correct and complete copy of the IRISYS Seller Note;

(c)
receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Sixth Amendment Effective Date, and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; and

(d)
receipt by the Administrative Agent of all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent and all reasonable and documented out-of-pocket due diligence expenses of the Administrative Agent and the Lenders, in each case, incurred in connection with this Agreement and the transactions contemplated hereby and for which invoices have been issued (provided, that, the issuance of such invoices shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

3. Reaffirmation. Each Loan Party hereby acknowledges and agrees that, as of the Sixth Amendment Effective Date, after giving effect to this Agreement and the transactions contemplated hereby, the aggregate principal amount of Loans outstanding under the Credit Agreement is $100,000,000. Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans. Furthermore, the Loan Parties acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Credit Agreement and the other Investment Documents arising on or before the date hereof other than their respective obligations specifically set forth in this Agreement and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the Obligations of the Loan Parties thereunder.

4. Release. As a material part of the consideration for the Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

a) The Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents, in each case arising on or prior to the Sixth Amendment Effective Date, except to the extent such actions, causes of action, claims, demands, damages and liabilities result from the gross negligence or willful misconduct of any of the Lender Group as determined by a court of competent jurisdiction in a final and nonappealable judgment; provided, however, that, the Loan Parties do not release, discharge or acquit the Lender Group from their respective obligations specifically set forth in this Agreement.

b) Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

i) it has read and understands the effect of the Release Provision. Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

ii) no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein or in the Credit Agreement or other Investment Documents. Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

iii) each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

iv) the Loan Parties are the sole owners of the claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

c) Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Investment Documents.

5. Miscellaneous.

a) The Credit Agreement and the Obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended by this Agreement. This Agreement is a Loan Document.

b) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its Obligations under the Investment Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its Obligations under the Credit Agreement or the other Investment Documents.

c) The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

i) each Loan Party has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance of this Agreement.

ii) this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

iii) no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement other than (A) those that have already been obtained and are in full force and effect and (B) those that may be required under any applicable notices under securities laws.

(iv) (A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d) Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such Liens and security interests in any manner.

(e) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER: RECRO PHARMA, INC.,

a Pennsylvania corporation

By:/s/ Ryan Lake

Name: Ryan Lake

Title: Chief Financial Officer

GUARANTORS: RECRO GAINESVILLE LLC,

a Massachusetts limited liability company

By:/s/ Ryan Lake

Name: Ryan Lake

Title: Treasurer

RECRO GAINESVILLE DEVELOPMENT LLC,

a Delaware limited liability company

By:/s/ Ryan Lake

Name: Ryan Lake

Title: Secretary and Treasurer

ADMINISTRATIVE AGENT: ATHYRIUM OPPORTUNITIES III ACQUISITION LP,

a Delaware limited partnership

By: Athyrium Opportunities Associates III LP,

its General Partner

By: Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

By:/s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory

LENDERS: ATHYRIUM OPPORTUNITIES III ACQUISITION LP,

a Delaware limited partnership

By: Athyrium Opportunities Associates III LP, its General Partner

By: Athyrium Opportunities Associates III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

By:/s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory

ATHYRIUM OPPORTUNITIES II ACQUISITION LP,

a Delaware limited partnership

By: Athyrium Opportunities Associates II LP, its General Partner

By: Athyrium GP Holdings LLC, the General Partner of Athyrium Opportunities Associates II LP

By:/s/ Rashida Adams

Name: Rashida Adams

Title: Authorized Signatory